Exhibit 99.2
WAIVER AND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
This WAIVER AND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), is made and entered into as of April 29, 2022, by and between Sema4 Holdings Corp., a Delaware corporation (“Acquirer”) and OPKO Health, Inc., a Delaware corporation (“Seller”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings given to them in the Merger Agreement.
RECITALS
WHEREAS, the parties hereto are parties to the Agreement and Plan of Merger and Reorganization, dated as of January 14, 2022 (the “Merger Agreement”);
WHEREAS, the Merger Agreement provides that the obligations of Acquirer to consummate the Transactions are subject to the satisfaction or waiver at or prior to the Closing of, among other things, the following condition: Acquirer’s receipt from the Company Group of written consents, approvals, novations, amendments and terminations from (A) all Top Payors and (B) third parties in respect of Contracts so as to satisfy the Payor Revenue Threshold (the “Specified Condition”);
WHEREAS, Section 2.3(a) of the Merger Agreement requires that Seller deliver the Estimated Closing Statement no less than five days prior to the Closing Date and Seller actually delivered the Estimated Closing Statement three days prior to the Closing Date;
WHEREAS, pursuant to Section 9.6 of the Merger Agreement, the Merger Agreement may be amended by an instrument in writing signed by Acquirer and Seller and pursuant to Sections 9.6 and 6.3 of the Merger Agreement, any of the conditions thereof may be waived by an instrument in writing signed by the Party waiving compliance; and
WHEREAS, Acquirer and Seller desire to amend the Merger Agreement as set forth in this Amendment, and Acquirer has agreed to waive the Specified Condition.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.Waiver of Specified Condition. Pursuant to Sections 9.6 and 6.3 of the Merger Agreement, Acquirer hereby waives Seller and the Company Group’s performance and completion of the Specified Condition.
Section 2.Waiver of Deadline to Deliver the Estimated Closing Statement. Acquirer hereby acknowledges receipt of the Estimated Closing Statement three days prior to the Closing Date and waives the requirement that Seller deliver such Estimated Closing Statement no less than five days prior to the Closing Date.
Section 3.Amendment to Section 2.7(c) of the Merger Agreement. The parties hereto agree that the second to last sentence of Section 2.7(c) of the Merger Agreement will be amended and restated as set forth below:
“Each Milestone Payment shall be satisfied through the payment and issuance of a combination of cash and shares of Acquirer Stock (valued at the Share Value and equitably adjusted for any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Acquirer Stock occurring on or after the Closing), with such mix to be determined in

Acquirer’s sole discretion; provided that such allocation shall be determined such that the aggregate amount of cash included in the Total Merger Consideration remains consistent with the Intended Tax Treatment.”
Section 4.Amendment to Section 5.12(a)(i) of the Merger Agreement. The parties hereto agree that Section 5.12(a)(i) of the Merger Agreement will be amended and restated as set forth below:
“Following the Closing and until the second (2nd) anniversary of the Closing Date (the “Claims Period”), with respect to claims for events or Damages related to the Company Products with respect to pre-Closing occurrences that are covered by Seller’s third-party general and professional liability insurance policies including the applicable endorsements thereto with respect to the Company as in effect on the Closing Date (the “Applicable Endorsements” and, together with such insurance policies, the “Available Insurance Policies”), subject in all cases to the terms and limitations of such policies (such claims, the “Valid Pre-Closing Claims”), (A) Acquirer may promptly notify Seller in writing of any matter that is reasonably expected to give rise to a Valid Pre-Closing Claim under any such Available Insurance Policy (provided that the failure to promptly notify Seller shall not relieve Seller from its obligations under clause (B), except to the extent that such failure invalidates the validity of any purportedly Valid Pre-Closing Claim), and (B) Seller shall, and shall cause its Affiliates to, (1) make Valid Pre-Closing Claims and reasonably pursue and seek to recover on such claims under the terms of the applicable Available Insurance Policies and (2) reasonably promptly deliver to Acquirer any insurance proceeds received with respect thereto (calculated net of reasonable expenses incurred in procuring such recovery and any increase in premiums or retroactive premium adjustments or chargebacks paid by or on behalf of Seller to the extent resulting from such claims, and taking into account the available coverage under each Available Insurance Policy, it being understood that such coverage shall first be available to satisfy other claims of Seller or its Affiliates that are pending under such policy at the time the claim for the benefit of Acquirer is made); provided that, unless otherwise deducted from the proceeds received by Acquirer, Acquirer shall pay (or reimburse Seller for), without duplication, any deductibles, retentions, loss-sensitive, self-insurance amounts or other costs, in each case, to the extent resulting from any Valid Pre-Closing Claim made by Seller or its Affiliates on behalf of any of Acquirer or the Company Group under such policies for Valid Pre-Closing Claims. Notwithstanding anything to the contrary contained herein: (i) the aggregate dollar amount of Valid Pre-Closing Claims shall be limited to the extent necessary such that Valid Pre-Closing Claims shall in no event exceed three-million dollars ($3,000,000) for either of the two years comprising the Claims Period (with the first such year commencing on the Closing Date, and the second such year commencing on the first anniversary of the Closing Date); and (ii) each individual Valid Pre-Closing Claim shall be limited to the extent necessary such that such Valid Pre-Closing Claim does not in any event exceed one-million dollars ($1,000,000). Seller shall use its commercially reasonable efforts to maintain in force the Applicable Endorsements. For the avoidance of doubt, Acquirer shall be liable for all uninsured, uncovered, unavailable or uncollectible Damages associated with any such Valid Pre-Closing Claim. Following the Closing, if permitted under the applicable Available Insurance Policy, Seller hereby authorizes Acquirer and its Subsidiaries, under the direction and control of Seller, to notify, make and pursue Valid Pre-Closing Claims as contemplated by this Section 5.12(a)(i) under the Available Insurance Policies, subject to the payment and reimbursement provisions set forth in the prior sentence. Notwithstanding anything to the contrary herein, Seller shall not have any Liability or obligation to bring any Proceedings to obtain any insurance coverage for any Valid Pre-Closing Claim.”
Section 5.Agreement on Effective Time of Closing. Pursuant to Section 2.2 of the Merger Agreement, the parties hereto agree that the Closing shall take place as of 11:59 p.m., Eastern Time, on the date hereof, subject to the satisfaction or waiver of all of the conditions set forth in Article 6 (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing).

(a)In furtherance thereof, the following defined terms shall be amended and restated or added to the Merger Agreement, as applicable:
“Effective Time” means 11:59 p.m., Eastern Time, on the Closing Date.”
“First Merger Effective Time” means the date and time at which the First Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware on the Closing Date.”
“Measurement Time” means 11:59 p.m., Eastern Time, on the Closing Date.”
(b)All references to the term “Effective Time” in Section 2.1(a), Section 2.1(c), Section 2.1(d) and Section 2.4 of the Merger Agreement are hereby amended to instead refer to the First Merger Effective Time.
Section 6.Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendment made hereby was originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth be read, taken and construed together as one and the same instrument.
Section 7.General Provisions. This Amendment may be executed in any number of counterparts (including electronically), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by electronic mail or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement. Except as specifically provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.
SEMA4 HOLDINGS CORP.
By:    /s/ Eric Schadt
Name: Eric Schadt
Title: Chief Executive Officer
OPKO HEALTH, INC.
By:    /s/ Steven D. Rubin
Name: Steven D. Rubin
Time: Executive Vice President, Administration

[Signature Page to Waiver and Amendment to Agreement and Plan of Merger and Reorganization]